CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this registration statement of our report dated May 24, 2004 on the consolidated financial statements for Sunburst Acquisitions IV, Inc. and subsidiary as of February 29 and 28, 2004 and 2003, and for the period from inception (August 27, 1997) to February 29, 2004 and to references to our firm as accounting and auditing experts in the prospectus.


Denver, Colorado
November 10, 2004

                                                /S/COMISKEY & COMPANY
                                                PROFESSIONAL CORPORATION